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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report included in or made a part of this Registration Statement File No. 333-17671 on Form SB-2 registering 654,000 shares of Class A Common Stock and 324,400 shares of Series A, 10% Cumulative Convertible Preferred Stock.


                                            ARTHUR ANDERSEN LLP


New York, New York
July 11, 1997